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                                                                   EXHIBIT 12-34

                               DTE ENERGY COMPANY
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                            Twelve Months Ended December 31
                                                 --------------------------------------------------
                                                  2004       2003       2002       2001       2000
                                                 ------     ------     ------     ------     ------
(Millions of Dollars)
EARNINGS:
    Pretax earnings .......................      $  396     $  266     $  465     $  190     $  480
       Adjustments ........................           2         26         24         31         26
       Fixed charges ......................         546        570        558        477        370
                                                 ------     ------     ------     ------     ------
NET EARNINGS                                     $  944     $  862     $1,047     $  698     $  876
                                                 ------     ------     ------     ------     ------


FIXED CHARGES:
    Interest expense ......................      $  518     $  546     $  554     $  469     $  336
       Adjustments ........................          28         24          4          8         34
                                                 ------     ------     ------     ------     ------
FIXED CHARGES                                    $  546     $  570     $  558     $  477     $  370
                                                 ------     ------     ------     ------     ------

Ratio of earnings to fixed charges                 1.73       1.51       1.88       1.46       2.37
                                                 ======     ======     ======     ======     ======

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